                                                                  EXHIBIT 3(b)

Microfilm Number 9209-1257     Filed with the Department of State on Jan 31 1992
                ----------                                           -----------

Entity Number 309279                        /s/ SIGNATURE APPEARS HERE
             -------                      --------------------------------------
                                          ACTING Secretary of the Commonwealth


             ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCS:15-1915 (Rev 90)


      In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:   Rhone-Poulenc Rorer Inc.
                                     -------------------------------------------

   -----------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)  500 Virginia Drive      Fort Washington     PA      19034    Montgomery
       -------------------------------------------------------------------------
       Number and Street            City          State      Zip       County


   (b) c/o:
           ---------------------------------------------------------------------
           Name of Commercial Registered Office Provider               County

           For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is: Act of May 5, 1933,
                                                          ----------------------
    P.L.364, as amended
    ----------------------------------------------------------------------------

4.  The date of its incorporation is:  July 1, 1968
                                     -------------------------------------------

5.  (Check, and if appropriate complete, one of the following):

      X
    ----- The amendment shall be effective upon filing these Articles of Amendment in the Department of State.



    ----- The amendment shall be effective on:               at
                                              --------------    ----------------
                                                  Date               Hour

6.  (Check one of the following):

      X
    ----- The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

    ----- The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. Section 1914(c).

7.  (Check, and if appropriate complete, one of the following):

      X
    ----- The amendment adopted by the corporation, set forth in full, is as follows:

             RESOLVED, that the proposed amendments to the Articles of Incorporation of the Company be and they are hereby adopted and that the Articles of Incorporation, as so amended, be and they are hereby restated to read in full as set forth in Exhibit A attached hereto and made a part hereof.

    ----- The amendment adopted by the corporation as set forth in full in Exhibit A is attached hereto and made a part hereof.

DSCS:15-1915 (REV 90)-2


8.  (Check if the amendment restates the Articles):

      X
    ----- The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


             IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 31st day of January, 1992.
     ----        -------    --


                                       RHONE-POULENC RORER INC.
                                       ----------------------------------------

                                       BY:  /s/  John D. Bartlett
                                          -------------------------------------
                                                   (Signature)

                                       TITLE:  Senior Vice President, Secretary
                                             -----------------------------------
                                               and General Counsel

                                                                     Exhibit A
                                                                    -----------

                            RHONE-POULENC RORER INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


         FIRST:  The name of the Corporation is Rhone-Poulenc Rorer Inc.

         SECOND: The location and post office address of its registered office in the Commonwealth of Pennsylvania is 500 Virginia Drive, Fort Washington, Montgomery County, Pennsylvania.

         THIRD: The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law or the Commonwealth of Pennsylvania are to engage in, and do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including but not limited to manufacturing, processing, research and development.

         FOURTH:  The term for which it is to exist is perpetual.

         FIFTH: The authorized Capital Stock of the corporation shall be 203,000,000 shares, to be divided into two classes consisting of (a) 3,000,000 Preferred Shares, without par value, and (b) 200,000,000 Common Shares, without par value. The following shares shall be uncertificated shares: all previously issued shares of the Corporation owned by it and those Common Shares that may be issued under the Rhone-Poulenc Rorer Inc. Amended and Restated Stock Plan or the Rhone-Poulenc Rorer Inc. Equity Compensation Plan and are subject to any restrictions under either of such plans.

         The Board of Directors shall have the power, by resolution, to issue from time to time, in whole or in part, the kinds and classes of shares herein authorized.

         The following is a statement of the voting rights, designations, preferences, limitations and other special rights in respect of the shares of each class.


                        DIVISION ONE -- PREFERRED SHARES

         PART A - GENERAL TERMS

         1.  Issuance of Preferred Shares in Series.  The Board of Directors is
            --------------------------------------
hereby authorized by resolution to divide into and issue the Preferred Shares in series, and to fix the voting rights, preferences, limitations and special rights of any such series.

        Except as may be provided by the resolution establishing and designating such series, the Board of Directors is hereby further authorized by resolution to increase or decrease the authorized number of shares of each series (but not below the number of shares thereof then outstanding).

        2.  Dividends.  The holders of each series of Preferred Shares shall be
            ---------
entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for the purpose under 15 Pa.C.S. (S) 1551 (relating to distributions to shareholders) or any superseding provision of law subject to any additional limitations in the express terms of the series, cash dividends at the rate or rates and on the terms which shall have been fixed by or pursuant to the authority of the Board of Directors with respect to such series and no more, payable quarterly or at such other time or times as may be fixed by or pursuant to the authority of the Board of Directors. If and to the extent provided by the express terms of any series of Preferred Shares, the holders of the series shall be entitled to receive such other dividends as may be declared by the Board of Directors.

        The dividend rate of a series of the Preferred Shares may vary from time to time dependent upon facts ascertainable outside of these articles of incorporation if the manner in which the facts will operate to fix or change the dividend rate is set forth in the express terms of the series or upon terms incorporated by reference to an existing agreement between the Corporation and one or more other parties or to another document of independent significance and the dividend payment dates of a series having auction or other variable dividend rates may vary from time to time as provided by or pursuant to the express terms of the series.

        3.  Liquidation of the Corporation.  In the event of voluntary or
            ------------------------------
involuntary liquidation of the Corporation, the holders of Preferred Shares shall be entitled to receive from the assets of the Corporation (whether capital or surplus), prior to any payment to the holders of Common Shares or of any other class of stock of the Corporation ranking as to assets subordinate to the Preferred Shares, the amount per share which shall have been fixed and determined by the Board of Directors with respect thereto, plus the accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

        4.  Conversion Privileges.  In the event any series of the Preferred
            ---------------------
Shares is issued with the privilege of
conversion, such stock may be converted, at the option of the record holder thereof, at any time or from time to time, as determined by the Board of Directors, in the manner and upon the terms and conditions stated in the resolution establishing and designating the series and fixing and determining the relative rights and preferences thereof.

        5.  Redemption.  The Corporation, at its option to be exercised by its
            ----------
Board of Directors, may redeem the whole or any part of the Preferred Shares or of any series thereof at such time or times as may be fixed by the Board, at the applicable price for each share, and upon the terms and conditions which shall have been fixed and determined by the Board with respect thereto.

        6.  Voting Rights.  Each holder of record of Preferred Shares shall have
            -------------
full, limited, multiple, fractional, conditional or no voting rights as shall be stated in the resolution or resolutions of the Board of Directors providing for the issue of such shares. Unless provided in such resolution or resolutions, no holder of Preferred Shares shall have cumulative voting rights.


        PART B - DESIGNATION AND STATEMENT OF THE VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE MARKET AUCTION PREFERRED SHARES, SERIES A THROUGH D

        1.  Designation; Amount and Series.  The four Series of Preferred Shares
            ------------------------------
authorized in this Part B are 300,000 shares designated as "Market Auction Preferred Shares" (referred to as the "Auction Preferred" or the "Preferred Stock") issuable in the following Series: 75,000 shares designated "Market Auction Preferred Shares, Series A" (the "Series A Auction Preferred"), 75,000 shares designated "Market Auction Preferred Shares, Series B" (the "Series B Auction Preferred"), 75,000 shares designated "Market Auction Preferred Shares, Series C" (the "Series C Auction Preferred") and 75,000 shares designated "Market Auction Preferred Shares, Series D" (the "Series D Auction Preferred"). The shares of each Series of Auction Preferred will be sold in units (each a "Unit") of 100 shares per Unit, which number of shares per Unit may be adjusted from time to time under certain circumstances by the Corporation pursuant to the terms hereof. Each share of each separate Series of Auction Preferred shall be identical and equal in all aspects to every other share of such Series, and the shares of all of the Series shall, except as expressly provided in this Part B be identical and equal in all respects.

        2.  Definitions.  Any references to Sections or subsections that are
            -----------
made in this Part B shall be to Sections or subsections contained in this Part B. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings when used in this Part B, whether used in the singular or plural:

         "Act" means the Securities Act of 1933, as amended.
          ---

         "Additional Directors" has the meaning specified in Section 5(b) below.
          --------------------

         "Affiliate" means any Person controlled by, in control of, or under
          ---------
common control with, the Corporation.

         "Applicable 'AA' Composite Commercial Paper Rate" means, on any date,
          -----------------------------------------------
in the case of any Standard Dividend Period or Short Dividend Period of (1) 49 days or more but less than 70 days, the interest equivalent of the 60-day rate,
(2) 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (3) 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (4) 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, (5) 148 days or more but less than 184 days, the interest equivalent of the 180-day rate, in each case, on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's or "AA" by Standard & Poor's, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available any of the foregoing rates, then such rates shall be the 60-day rate or the arithmetic average of such rates, as the case may be, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent as of the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA" Composite Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers (if any) and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Company does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

        "Applicable Determining Rate" means (i) for any Standard Dividend Period
         ---------------------------
or Short-Dividend Period of 183 days or less, the Applicable "AA" Composite Commercial Paper Rate, (ii) for any Short Dividend Period of 184 to 364 days, the Applicable Treasury Bill Rate and (iii) for any Long Dividend Period, the Applicable Treasury Note Rate.

        "Applicable Rate" means the rate per annum at which dividends are
         ---------------
payable on a Series for any Dividend Period for such Series established pursuant to Section 3(c) below.

        "Applicable Treasury Bill Rate" for any Short Dividend Period in excess
         -----------------------------
of 183 days and "Applicable Treasury Note Rate" for any Long Dividend Period, on
                 -----------------------------
any date, with respect to any Series of Auction Preferred, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15 (519)--Selected Interest Rates," or any successor publication by the Federal Reserve Board, within five Business Days preceding such date. In the event that the Federal Reserve Board does not publish weekly such per annum interest rate, or if such release is not available, the Applicable Treasury Bill Rate or Applicable Treasury Note Rate shall be the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers furnished to the Auction Agent for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000, with a remaining maturity equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Bill Rate or the Applicable Treasury Note Rate, as the case may be, such rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or Dealers (if any) or any Substitute U.S. Government Securities Dealer or Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Dealers, as the case may be, or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer or Dealers; provided that, in the event the Corporation is unable to cause such
            --------
quotations to be furnished to the Auction Agent by such sources, the Corporation may cause the Applicable Treasury Bill Rate or the Applicable Treasury Note Rate, as the case may be, to be furnished to the Auction Agent by such alternative source or sources as the Corporation in good faith deems to be reliable. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

         "Auction" means each periodic operation of the Auction Procedures.
          -------

         "Auction Agent" means Bankers Trust Company, unless or until another
         -------------
bank or trust company has been appointed as such by a resolution of the Board of Directors of the Corporation.

         "Auction Agreement" has the meaning set forth in Section 7 below.
          -----------------

         "Auction Date" means the first Business Day preceding the first day of
         ------------
Dividend Period other than the initial Dividend Periods.

         "Auction Preferred" or "Preferred Stock" means all of the Series.
          -----------------      ---------------

         "Auction Procedures" means the procedures for conducting Auctions set
          ------------------
forth in Section 9 below.

         "Board of Directors" means the Board of Directors of the Corporation or
         ------------------
any duly authorized committee of the Board of Directors acting on behalf thereof.

         "Business Day" means a day on which the New York Stock Exchange is open
         ------------
for trading and which is not a day on which banks in The City of New York are authorized or obliged by law to close.

         "Capital Stock" means, with respect to any Person, any and all shares,
         -------------
interests, participations or other equivalents (however designated) of such Person's capital stock, whether outstanding on the Date of Original Issue or thereafter.

         "Charter Default" has the meaning set forth in Section 6(b) below.
          ---------------

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Commercial Paper Dealers" means Morgan Stanley, First Boston and
          ------------------------
Lehman Brothers or, in lieu of any thereof, their respective affiliates or successors.

         "Common Stock" means all shares now or hereafter issued of the class of
         ------------
common stock of the Corporation
presently authorized and any other shares of stock into which such stock may hereinafter be changed from time to time.

         "Corporation" means Rhone-Poulenc Rorer Inc., a Pennsylvania
          -----------
corporation, or its successor.

         "Date of Original Issue", with respect to any share of Auction
          ----------------------
Preferred, means the date on which the Corporation originally issued such share of Auction Preferred.

         "Default Period" has the meaning set forth in Section 5(b) below.
          --------------

         "Default Rate" means the higher of the Maximum Applicable Rate obtained
          ------------
by multiplying the Applicable Determining Rate, determined as of the Business Day next preceding the date of the Failure to Deposit that, pursuant to Section 3(c)(i)(B), caused the application of such Default Rate, by the percentage (as it may be adjusted from time to time) for the lowest credit rating category applicable to the Auction Preferred, and (i) if the Corporation has failed timely to pay dividends, the dividend rate in effect for the Dividend Period in respect of which such Failure to Deposit occurred, or (ii) if the Corporation has failed timely to pay the redemption price (including accumulated and unpaid dividends) of shares of any Series called for redemption, the dividend rate in effect on the applicable Redemption Date, provided that, if a Failure to Deposit
                                          --------
occurs in the event that a Mandatory Redemption is required due to a Charter Default, the Default Rate for each Series shall be 15% for each Dividend Period commencing after the Initial Dividend Period for such Series.

         "Dividend Payment Date" has the meaning set forth in Section 3(b)(vi)
          ---------------------
below.

         "Dividend Period" has the meaning set forth in Section 3(b)(vii) below.
          ---------------

         "Dividend Period Days" has the meaning set forth in Section 3(b)(v)
          --------------------
below.

         "Dividends - Received Deduction" or "DRD" has the meaning set forth in
          ------------------------------      ---
Section 3(b)(v) below.

         "Downgrade" has the meaning set forth in Section 6(b) below.
          ---------

         "Existing Holder" means a Person who has signed a Purchaser's Letter
          ---------------
and is listed as the beneficial owner of Units of Auction Preferred in the records of the Auction Agent or, if there is no Securities Depository, in the Stock Books.

         "Failure to Deposit" means, with respect to any Series of Auction
          ------------------
Preferred, the failure by the Corporation to irrevocably deposit with the Paying Agent by noon on the Business Day immediately preceding a Dividend Payment Date or Redemption Date sufficient next-day funds for the payment of the dividends (whether or not earned or declared) or the full redemption price (including accumulated and unpaid dividends), as the case may be, to be paid on such Dividend Payment Date or Redemption Date and to give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends or redemption price on such Dividend Payment Date or Redemption Date.

         "Federal Reserve Board" means the Board of Governors of the Federal
          ---------------------
Reserve System.

         "First Boston" means The First Boston Corporation.
          ------------

         "Holder" means the holder of shares of the Auction Preferred as the
          ------
same appears on the Stock Books.

         "Initial Dividend Payment Date" has the meaning set forth in Section
          -----------------------------
3(b)(vii) below.

         "Junior Capital Stock" means, with respect to the Corporation, any and
          --------------------
all Capital Stock of the Corporation, ranking junior to the Auction Preferred with respect to the payment of dividends or the distribution of assets upon liquidation.

         "Lehman Brothers" means Lehman Brothers, a Division of Shearson Lehman
          ---------------
Brothers Inc.

         "Long Dividend Period" has the meaning set forth in Section 3(b)(vii)
          --------------------
below.

         "Mandatory Redemption" has the meaning set forth in Section 6(b) below.
          --------------------

         "Maximum Applicable Rate", on any Auction Date, shall mean the rate
          -----------------------
obtained by multiplying the Applicable Determining Rate on such Auction Date by a percentage (as it may be adjusted from time to time by the Board of Directors in accordance with the provisions hereof) determined as set forth below based on the lower of the credit rating or ratings assigned to the Auction Preferred by Moody's and Standard & Poor's (or if Moody's or Standard & Poor's or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be, or, in the event that only one such rating shall be available, the percentage shall be based on such rating).

          Credit Rating
- ---------------------------------   Applicable Percentage of
                      Standard &    Applicable Determining
Moody's                 Poor's               Rate
- -------               ------------  -------------------------
"aa3" or Above       AA- or Above            150%
"a3" to "a1"         A- to A+                200%
"baa3" to "baa1"     BBB- to BBB+            225%
Below "baa3"         Below BBB-              275%


The Corporation shall take all reasonable action necessary to enable Moody's and Standard & Poor's to provide a rating for each Series of Auction Preferred. If either Moody's or Standard & Poor's shall not make such rating available or neither Moody's nor Standard & Poor's shall make such a rating available, the Corporation shall select a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be, and the Corporation will take all reasonable action necessary to enable such Substitute Rating Agency or Agencies to provide a rating for each Series of Auction Preferred.

         "Minimum Holding Period" has the meaning set forth in Section 3(b)(v)
          ----------------------
below.

         "Moody's" means Moody's Investors Service, Inc., or its successor, so
         -------
long as such agency (or successor) is in the business of rating securities of the type of the Auction Preferred and, if such agency is not in such business, then a Substitute Rating Agency.

         "Morgan Stanley" means Morgan Stanley & Co. Incorporated.
          --------------

         "Non-Auction Rate" has the meaning set forth in Section 3(c)(i) below.
          ----------------

         "Normal Dividend Payment Date" has the meaning set forth in Section
          ----------------------------
3(b)(ii) below.

         "Notice of Long Dividend Period" has the meaning set forth in Section
          ------------------------------
3(b)(viii) below.

         "Notice of Percentage Increase" has the meaning set forth in Section
          -----------------------------
3(c)(iii) below.

         "Notice of Redemption" has the meaning set forth in Section 6(c)(i)
          --------------------
below.

         "Notice of Removal" has the meaning set forth in Section 3(b)(viii)
          -----------------
below.

         "Notice of Revocation" has the meaning set forth in Section 3(b)(viii)
          --------------------
below.

         "Optional Redemption" has the meaning set forth in Section 6(a) below.
          -------------------

         "Outstanding" means, as of any date, Auction Preferred theretofore
          -----------
issued except, without duplication, (i) any Auction Preferred theretofore cancelled, delivered to the Corporation for cancellation or redeemed and (ii) as of any Auction Date, any Units of Auction Preferred subject to redemption on the next following Business Day.

         "Parity Capital Stock" means any and all shares of Capital Stock
          --------------------
ranking on a parity with or equal to the Auction Preferred as to the payment of dividends and distribution of assets.

         "Parity Securities" has the meaning set forth in Section 5(b) below.
          -----------------

         "Paying Agent" means the Auction Agent unless another bank or trust
          ------------
company has been appointed for such purpose by resolution of the Board of Directors.

         "Person" means and includes an individual, a partnership, a
          ------
corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Purchaser's Letter" means a Master Purchaser's Letter substantially in
          ------------------
the form of Appendix C to the Prospectus delivered to the initial purchasers of the Auction Preferred which each prospective purchaser of Auction Preferred will be required to sign as a condition to purchasing Auction Preferred or participating in an Auction.

         "Rating Agencies" means Moody's and Standard & Poor's.
          ---------------

         "Redemption Date" means any date upon which a redemption of shares of
         ---------------
Auction Preferred is scheduled to occur in accordance with the terms hereof and specified in the related Notice of Redemption, provided that, in case a Mandatory Redemption is required under Section 6(b) below and no Notice of Redemption is given specifying a Redemption Date within the period required under Section 6(b), then for purposes of the definition of "Failure to Deposit" the Redemption Date with respect to such required Mandatory Redemption shall be deemed to be the 30th day following the related Major Support Agreement Default or Downgrade.

         "RP" means Rhone-Poulenc S.A., a French societe anonyme.
          --

         "Securities Depository" means The Depository Trust Company or any other
          ---------------------
securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the Auction Preferred.

         "Series" means any of the Series A-D of the Auction Preferred
          ------
authorized by this Part B.

         "Short Dividend Period" has the meaning set forth in Section 3(b)(vii)
          ---------------------
below.

         "Standard Dividend Period" has the meaning set forth in Section
          ------------------------
3(b)(vii) below.

         "Standard & Poor's" or "S&P" means Standard & Poor's Corporation, or
          -----------------      ---
its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Auction Preferred and, if such agency is not in such business, then a Substitute Rating Agency.

         "Stock Books" means the stock transfer books of the Corporation
          -----------
maintained by the Paying Agent.

         "Substitute Commercial Paper Dealer" means Goldman, Sachs & Co. or
          ----------------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of each thereof, their respective affiliates or successors or, if neither furnishes commercial paper quotations, a leading dealer in the commercial paper market selected by the Company in good faith.

        "Substitute Rating Agency" means a nationally recognized statistical
         ------------------------
rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by the Corporation, subject to approval by Morgan Stanley, First Boston and Lehman Brothers, such approval not to be unreasonably withheld.

        "Substitute U.S. Government Securities Dealer" means Goldman, Sachs &
         --------------------------------------------
Co. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of each thereof, their respective affiliates or successors or, if neither provides quotes in U.S. government securities, a leading dealer in the government securities market selected by the Company in good faith.

         "Support Agreement" means the Support Agreement, dated as of December
          -----------------
19, 1991, between the Company and RP.

         "Support Agreement Default" has the meaning set forth in Section 6(b)
          -------------------------
below.

         "Unit" has the meaning set forth in Section 1 above.
          ----

         "U.S. Government Securities Dealers" means Morgan Stanley, First Boston
          ----------------------------------
and Lehman Brothers or, in lieu of any thereof, their respective affiliates or successors.

         3.  Dividends.  (a)  Holders of shares of Auction Preferred shall be
             ---------
entitled to receive, when, as and if declared by the Board of Directors, subject to applicable law, out of surplus (net assets in excess of stated capital) or net profits of the Corporation for the fiscal year in which the dividend is declared and for the preceding fiscal year, cumulative cash dividends at the applicable dividend rate determined as set forth in Section 3(c)(i) below, and no more, payable on the respective dates set forth below.

         (b) (i) Dividends on the shares of each Series shall accumulate at the respective Applicable Rates for such Series (whether or not declared) from the Date of Original Issue.

        (ii) Dividends on the shares of each Series with a Standard Dividend Period shall be payable commencing on the Initial Dividend Payment Date for such Series and thereafter, except as provided below in this Section 3(b), on each seventh Tuesday following the preceding Dividend Payment Date for such Series. Dividends on the shares of each Series with a Short Dividend Period shall be payable, except as provided below in this Section 3(b), on the day following the last day of such Short Dividend Period and shall also be payable on such other Dividend Payment Dates as may be established by the Board of Directors at the time such Short Dividend Period is determined. Dividends on the shares of each Series with a Long Dividend Period shall be payable, except as provided below in this Section 3(b), on the day following the last day of such Long Dividend Period and, if occurring prior to the last day of such Long Dividend Period, on the first day of the fourth month after the commencement of such Long Dividend Period and on the first day of each succeeding third month thereafter. Each day on which dividends on shares of a Series would be payable as determined as set forth in this clause (ii) but for the provisions set forth below in this Section 3(b) is referred to herein as a "Normal Dividend Payment Date."

       (iii) In the case of dividends payable on the shares of a Series with a Standard Dividend Period or a Short Dividend Period, if:

         (A) (I) The Securities Depository shall continue to make available to its members and participants the amounts due as dividends on the shares of such Series in next-day funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such Series is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

         (B) (I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such Series in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such Series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

        (iv) In the case of dividends payable on the shares of a Series with a Long Dividend Period, if:

         (A) (I) The Securities Depository shall continue to make available to its members and participants the amounts due as dividends on the shares of such Series in next-day funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such Series is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or

         (B) (I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such Series in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such Series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

        (v) Notwithstanding the foregoing, if the date on which dividends on the shares of any Series would be payable as determined as set forth in clause
(ii), (iii) or (iv) above is a day that would result in the number of days between successive Auction Dates for such Series (determined by excluding the first Auction Date and including the second Auction Date) not being at least equal to the then-current minimum holding period (currently set forth in Section 246(c) of the Code) (the "Minimum Holding Period") required for corporate taxpayers generally to be entitled to the dividends-received deduction for corporate income tax purposes in respect of dividends (other than extraordinary dividends) paid on preferred stock held by nonaffiliated corporations (currently set forth in Section 243(a) of the Code) (the "Dividends-Received Deduction" or "DRD"), then dividends on such shares shall be payable, if either clause (iii)(A) or (iv)(A) above would be applicable to such Series, on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day that results in the number of days between such successive Auction Dates for such Series (determined as set forth above) being at least equal to the then-current Minimum Holding Period. In addition, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the period of time between Dividend Payment Dates for each Series shall automatically be adjusted so that there shall be a uniform number of days (such number of days without giving effect to the provisions in Sections 3(b)(iii) and (iv) being hereinafter referred to as "Dividend Period Days") in Dividend Periods for each Series commencing after the date of such change in law equal to or, to the extent necessary, in excess of the then-current Minimum Holding Period, provided that the number of Dividend
                                         --------
Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in no event shall exceed 119 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Auction Agent and the Paying Agent.

        (vi) Each date on which dividends on the shares of a Series shall be payable as determined as set forth above is referred to herein as a "Dividend Payment Date" for such Series. If applicable, the period from the preceding Dividend Payment Date to the next Dividend Payment Date for any Series with a Long Dividend Period is herein referred to as a "Dividend Quarter." Although any particular Dividend Payment Date for a Series may not occur on the originally scheduled Normal Dividend Payment Date for such Series because of the foregoing provisions, each succeeding Dividend Payment Date for such Series shall be, subject to such provisions, the date determined as set forth in clause
(ii) above as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend Payment Date.

       (vii) The Initial Dividend Payment Dates for the Initial Dividend Periods for Series A Auction Preferred shall be February 11, 1992, for Series B Auction Preferred shall be February 18, 1992, for Series C Auction Preferred shall be February 25, 1992 and for Series D Auction Preferred shall be

March 3, 1992. The initial Dividend Periods for Series A Auction Preferred, Series B Auction Preferred, Series C Auction Preferred and Series D Auction Preferred shall be 54 days, 61 days, 68 days, and 75 days (subject to adjustment as provided above), respectively. After the Initial Dividend Period for each Series, each subsequent Dividend Period for such Series (except for the adjustments for non-Business Days provided in clauses (iii) and (iv) above) shall be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law lengthening the Minimum Holding Period as provided in clause
(v) above, being referred to herein as a "Standard Dividend Period"), unless as provided in clause (viii) below, the Corporation specifies that any such subsequent Dividend Period for a particular Series shall be a Dividend Period of
(A) 50 to 364 days and consisting of a whole number of weeks (a "Short Dividend Period") or (B) any period with a maturity, if any, equal to or in excess of one year (a "Long Dividend Period") (each such Standard Dividend Period, Short Dividend Period and Long Dividend Period (together with the periods commencing on the Date of Original Issue and ending on the respective Initial Dividend Payment Dates for each Series) being referred to herein as a "Dividend Period"). After the Initial Dividend Period for a Series, each successive Dividend Period for such series shall commence on the Dividend Payment Date for the preceding Dividend Period for such Series and shall end (A) in the case of any Series with a Standard Dividend Period, on the day next preceding the next Dividend Payment Date for such Series and (B) in the case of any Series with a Short Dividend Period or a Long Dividend Period, on the last day of the Short Dividend Period or Long Dividend Period, as the case may be, specified by the Corporation in the related notice of Short Dividend Period or Long Dividend Period, as the case may be.

      (viii) After the termination of the Support Agreement in accordance with its terms, the Corporation may give telephonic and written notice, not less than 10 and not more than 30 days prior to an Auction Date for any Series and based on the criteria set forth below, to the Auction Agent, the Paying Agent and the Securities Depository that the next succeeding Dividend Period for such Series will be a Short Dividend Period (a "Notice of Short Dividend Period") or a Long Dividend Period (a "Notice of Long Dividend Period") (a Notice of Short Dividend Period and a Notice of Long Dividend Period are herein collectively referred to as a "Notice"). Each such Notice shall be in substantially the form of Exhibit D to the Auction Agreement and shall specify the following terms, which shall be established by the Board of Directors, (A) the next succeeding Dividend Period for such Series as a Short Dividend Period or a Long Dividend Period, as the case may be, (B) the term thereof, (C) in the case of any Long Dividend Period, the number of shares of such Series which will constitute a Unit (if less than 100) and any additional redemption provisions or restrictions on redemption, if any, and (D) the Dividend Payment Dates; provided that for any
                                                        --------
Auction occurring after the initial Auction, the Corporation may not give a Notice for any Series (and any such Notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for any Series and full cumulative dividends for all Series payable prior to such date have been paid in full. The Corporation may establish a Short Dividend Period or a Long Dividend Period, as the case may be, for the shares of a Series of Auction Preferred, if the Board of Directors determines that such Dividend Period and, in the case of a Long Dividend Period, such additional redemption provisions as it may establish pursuant to Section 6(a), provide the Corporation with the most favorable financing alternative based upon the following: (A) short-term and long-term market rates and indices of such short-term and long-term rates, (B) the amounts, maturities, redemption terms and interest or dividend rates on the then-outstanding securities of the Corporation or its subsidiaries, (C) market supply and demand for short-term and long-term securities, (D) yield curves for short-term and long-term securities comparable to such Series of Auction Preferred, (E) industry and financial conditions which may affect such Series of Auction Preferred including the Corporation's expectations with respect thereto,
(F) then-current tax laws and administrative interpretations with respect thereto, (G) the number of Units of such Series of Auction Preferred Outstanding on the next Auction Date, (H) the number of potential purchasers and (I) the Corporation's current and projected funding requirements based on its asset and liability position, tax position and current financing objectives. Any Notice may be revoked by the Corporation on or prior to 10:00 a.m. on the day of the related Auction and shall be revoked by telephonic and written notice (a "Notice of Revocation") of such revocation, in substantially the form of Exhibit E to the Auction Agreement, to the Auction Agent, the Paying Agent and the Securities Depository, specifying that the Board of Directors has determined that because of subsequent changes in any of the foregoing factors, such Short Dividend Period or Long Dividend Period would not result in the most favorable financing alternative for the Corporation. Except with respect to a Notice that is revoked, any Short Dividend Period or Long Dividend Period, as the case may be, specified by the Board of Directors for each Series of Auction Preferred and any revocation thereof shall be conclusive and binding on the Corporation and the Holders.

        If the Corporation does not give a Notice with respect to the next succeeding Dividend Period for any Series of Auction Preferred or has given a Notice but has also delivered a Notice of Revocation with respect thereto, such next succeeding Dividend Period shall be a Standard Dividend Period.

In addition, in the event the Corporation has given a Notice with respect to the next succeeding Dividend Period for any Series of Auction Preferred and has not given a Notice of Revocation with respect thereto, but Sufficient Clearing Bids are not made in the related Auction for such Series or such Auction is not held for any reason, such next succeeding Dividend Period shall, notwithstanding such Notice, be a Standard Dividend Period and the Corporation may not again give a Notice (and any such Notice shall be null and void) for any Series until Sufficient Clearing Bids have been made in an Auction with respect to a Standard Dividend Period for any Series.

        (ix) Not later than noon on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on any shares of Auction Preferred have been declared, the Corporation shall irrevocably deposit with the Paying Agent sufficient next-day funds for the payment of such dividends and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends.

         (x) Each dividend on the shares of any Series declared by the Board of Directors shall be paid to Holders of such shares as such Holders' names appear on the Stock Books on the related record date, which shall be the opening of business on the Business Day immediately preceding the Dividend Payment Date for such dividend. Subject to Section 3(d)(i) below, dividends on the shares of any Series of Auction Preferred in arrears for any past Dividend Period (and for any past Dividend Quarter during a Long Dividend Period) may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, on a regular Dividend Payment Date or otherwise, to Holders of such shares as such Holders' names appear on the Stock Books on the related record date fixed by the Board of Directors, which shall be not more than 15 (fifteen) days before the date fixed for the payment of such dividends.

          (c) (i) (A) The dividend rate for the Initial Dividend Period for Series A Auction Preferred shall be 4.30% per annum, for Series B Auction Preferred shall be 4.30% per annum, for Series C Auction Preferred shall be 4.30% per annum and for Series D Auction Preferred shall be 4.30% per annum, and the dividend rate on the shares of each Series for each subsequent Dividend Period shall be the rate per annum determined for such Series pursuant to the Auction Procedures; provided, however, that in the event that an Auction for any
                    --------  -------
Dividend Period for any Series is not held for any reason (other than as a result of the existence of a Failure to Deposit on the Auction Date for such Dividend Period), the dividend rate on the shares of such Series for such Dividend

Period shall be the Non-Auction Rate on the Auction Date with respect to such Dividend Period. The "Non-Auction Rate" for any Series on an Auction Date for such Series shall be the Maximum Applicable Rate for a Standard Dividend Period in effect on such Auction Date. The dividend rate on the shares of any Series for any Dividend Period or part thereof determined as set forth in this Section 3(c) is referred to herein as the "Applicable Rate" for such Series for such Dividend Period or part thereof.

        (B) In the event a Failure to Deposit occurs prior to the beginning of a Dividend Period and is not cured in accordance with the next succeeding sentence within three Business Days after the occurrence of such Failure to Deposit, Auctions for such Series will be suspended, until such time as set forth below, and the Applicable Rate for shares of such Series for each Dividend Period (until Auctions are resumed) commencing after such Failure to Deposit shall be equal to the Default Rate of such Dividend Period and each such Dividend Period shall be a Standard Dividend Period. Any such Failure to Deposit with respect to the shares of any Series shall be deemed to be cured if, with respect to a Failure to Deposit relating to the (I) payment of dividends on such Series, the Corporation deposits with the Auction Agent by 12:00 noon, New York City time, all accumulated and unpaid dividends on such Series, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which the Failure to Deposit occurred, plus an amount computed by multiplying the Default Rate by a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this subsection (B) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares then Outstanding in such Series and (II) the redemption of shares of any Series, the deposit by the Corporation with the Auction Agent of funds sufficient to pay the redemption price (including accumulated and unpaid dividends) of such shares plus an amount computed by multiplying the Default Rate, by a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this subsection (B) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares in such Series to be redeemed, and the giving of irrevocable instructions by the Corporation to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price (including accumulated and unpaid dividends) for such shares.

        (C) If prior to an Auction Date for shares of such Series, full and cumulative dividends and the full amount of any redemption price (including accumulated and unpaid dividends) and dividends accrued at the Default Rate as provided in subsection 3(c)(i)(B) above shall have been paid in full or funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, Auctions for such Series will resume.

        (ii) The amount of dividends per share of any Series of the Auction Preferred payable for each Dividend Period (or for each Dividend Quarter during any Long-Term Dividend Period) for any such Series shall be computed by multiplying the Applicable Rate for each Dividend Period (or Dividend Quarter) by a fraction the numerator of which shall be the number of days in the Dividend Period (or Dividend Quarter) (calculated by counting both the last day and first day thereof) such share was Outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $1,000.

       (iii) The Corporation may from time to time give telephonic and written notice, not later than 10:00 a.m. on the related Auction Date and based on the criteria set forth below, to the Auction Agent and the Securities Depository of an increase in the percentage used to calculate the Maximum Applicable Rate for any Series of Auction Preferred (a "Notice of Percentage Increase"). Such Notice of Percentage Increase shall specify the new percentages to be used to calculate the Maximum Applicable Rate and shall be in substantially the form of Exhibit G to the Auction Agreement. The Corporation may establish an increase in such percentages if the Board of Directors determines that such increase is necessary based upon the following: (A) short-term and long-term market rates and indices of short-term and long-term rates, (B) the amounts, maturities, redemption terms and interest or dividend rates on the then-outstanding securities of the Corporation or its subsidiaries, (C) market supply and demand for short-term and long-term securities and market conditions generally, (D) yield curves for short-term and long-term securities comparable to such Series of Auction Preferred, (E) industry and financial conditions which may affect such Series of Auction Preferred including the Corporation's expectations with respect thereto, (F) the number of Units of such Series of Auction Preferred Outstanding on the next Auction Date, (G) the number of potential purchasers and
(H) the Corporation's current and projected funding requirements based on its asset and liability position, tax position and current financing objectives and the current financial condition of the Corporation. The Corporation may not revoke a Notice of Percentage Increase and the percentages specified therein will be the applicable percentages for the determination of the Maximum Applicable Rate with respect to such Series for subsequent Dividend

Periods until a new Notice of Percentage Increase shall be delivered in accordance with the terms hereof.

        Except as described below, the Corporation may not increase the percentage used to calculate the Maximum Applicable Rate to above the percentages set forth in the third column of the table below corresponding to the applicable credit ratings set forth in the first two columns of the table below.


                                    Maximum Percentage
          Credit Rating              Permitted to be
- ---------------------------------   Used to Calculate
                      Standard &    Maximum  Applicable
Moody's                 Poor's             Rate
- -------              ------------  --------------------

"aa3" or Above       AA- or Above          175%
"a3" to "a1"         A- to A+              200%
"baa3" to "baa1"     BBB- to BBB+          225%
Below "baa3"         Below BBB-            275%

        The maximum percentages set forth in the third column of the above table may be increased by the Corporation upon receipt of an opinion of counsel to the Corporation that the use of such higher percentages to calculate the Maximum Applicable Rate will not adversely affect the tax treatment of the Auction Preferred.

        (d) (i) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of any Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid on each of the other Series through the most recent applicable Dividend Payment Date for such other Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of Auction Preferred which may be in arrears.

        (ii) So long as any shares of Auction Preferred are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of its Junior Capital Stock, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of its Junior Capital Stock unless (A) full cumulative dividends on all shares of the Auction Preferred for all past Dividend Periods and all Dividend Payment Dates occurring on or prior to the date of the transaction (and for all past Dividend Quarters) for each Series shall have been declared and paid (or declared and a sum sufficient for the payment of the dividends set apart for payment) and (B) the Corporation has redeemed the full number of Shares required to be redeemed as a result of any Mandatory Redemption or after giving any notice of an Optional Redemption.

       (iii) Any dividend payment made on any Series of Auction Preferred shall first be credited against the dividends accumulated with respect to the earliest Dividend Period (or, if applicable, the earliest Dividend Quarter) for which dividends have not been paid with respect to such Series.

        (iv) The Corporation may not purchase or otherwise acquire any shares of Auction Preferred during any period when dividend payments on the shares of any Series are in arrears.

        4.  Liquidation Rights.  (a)  Upon the liquidation, dissolution or
            ------------------
winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders shall be entitled to receive, out of assets of the Corporation available for distribution to shareholders after satisfying claims of creditors but before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the shares of Auction Preferred upon liquidation, a liquidation distribution in the amount of $1,000 per share plus an amount equal to accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of final distribution. Unless and until payment in full has been made to Holders of the liquidation distributions to which they are entitled as provided in this Section 4, no dividends or distributions shall be made to holders of the Common Stock or any other stock ranking junior to the shares of Auction Preferred on liquidation, no payment or delivery or commitment to make payment or delivery of any money or assets to any Affiliate shall be made and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Stock or any other stock ranking junior to the shares of Auction Preferred upon liquidation. After the payment to Holders of the full amount of the liquidation distributions to which they are entitled pursuant to the preceding sentence, Holders (in their capacity as such Holders) shall have no right or claim to any of the remaining assets of the Corporation.

        (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

        (c) If the assets of the Corporation available for distribution to the Holders upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay the full amount of the liquidation distributions to which the Holders are entitled pursuant to
Section 4(a) above, then such assets shall be distributed among the Holders ratably in proportion to the full amount of distributions to which each Holder would have been entitled under such Section 4(a).

        5.  Voting Rights.  (a)  General.  Holders of the Auction Preferred will
            -------------        -------
have no voting rights except as hereinafter described.

        (b)  Right to Elect two Additional Members of the Board of Directors.
             ---------------------------------------------------------------
(i) During any period when dividends on the Shares of Auction Preferred or any other Parity Capital Stock of the Corporation which have voting rights comparable to the Auction Preferred which are then exercisable (the Auction Preferred and all such other shares being referred to as the "Parity Securities") shall be in arrears for at least 180 consecutive days and shall not have been paid in full (a "Default Period") the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of the Parity Securities voting as described below will be entitled to fill the vacancies so created by electing two additional directors of the Company. The directors so elected (the "Additional Directors") will have only the normal powers of members of the Board of Directors except that the Additional Directors will comprise the majority of the members of a special committee of the Board of Directors consisting of three directors that shall be empowered during any Default Period, except as provided below, to declare and cause to be paid, out of funds available therefor (determined in accordance with the provisions of Section 3(a)), accumulated and unpaid dividends on the Parity Securities.

        (ii) As soon as practicable after the beginning of a Default Period, the Board of Directors will call or cause to be called a special meeting of the holders of Parity Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than 10 and not more than 45 days after the date such notice is given. If the Board of Directors does not call or cause to be called such a special meeting, it may be called by any of such holders on like notice. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the Business Day preceding the day on which such notice is mailed. At any such special meeting, such holders, by plurality vote, voting together as a single class without regard to series (to the exclusion of the holders of Junior Capital Stock) will be

                                      -22
entitled to elect two directors on the basis of one vote per $1,000 liquidation preference (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding present in person or by proxy, will constitute a quorum for the election of the Additional Directors except as otherwise provided by law. Notice of all meetings at which Holders of the Shares of Auction Preferred shall be entitled to vote will be given to such Holders at their addresses as they appear in the Stock Books. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the two directors, without notice, other than an announcement at the meeting, until a quorum is present. If a Default Period shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to Holders of the Parity Securities that would have been entitled to vote at such special meeting.

       (iii) The term of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Parity Securities to elect directors shall continue, notwithstanding the election of the Additional Directors at such meeting by such holders. The Additional Directors, together with the incumbent directors elected by holders of the Corporation's Common Stock or other shares of the Corporation that are entitled to vote generally for the election of directors shall constitute the duly elected directors of the Corporation.

        (iv) So long as a Default Period continues, (A) any vacancy in the office of an Additional Director may be filled (except as provided in the following clause (B)) by the person appointed in an instrument in writing signed by the remaining Additional Director and filed with the secretary of the Corporation or, in the event there is no remaining Additional Director, by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, in a meeting of shareholders or at a meeting of holders of Parity Securities called for such purpose, and (B) in the case of the removal of any Additional Director, the vacancy may be filled by the person elected by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted upon or any subsequent meeting. Each director who shall be elected or appointed by the remaining Additional Director as aforesaid shall be an Additional Director.

        (v) At such time as a Default Period shall terminate, (A) the term of office of the Additional Directors shall terminate, (B) the voting rights of the holders of the Parity Securities to elect directors shall cease (subject to the recurrence of a subsequent Default Period) and (C) the number of members of the Board of Directors shall be such as may be provided for by or pursuant to the Corporation's Bylaws irrespective of any increase made as provided herein.

        (c)  Right to Vote in Certain Events.  (i)  So long as any shares of
             -------------------------------
Auction Preferred remain Outstanding, the Corporation shall not, without the consent of the holders of at least two-thirds of the then-Outstanding shares of Auction Preferred, given in person or by proxy, either in writing or at a meeting (voting separately as a single class), (A) authorize, create or issue, or increase the authorized amount of, any shares of the Corporation of any class ranking, as to dividends or upon the liquidation, dissolution or winding up of the Corporation, prior to shares of Auction Preferred, or reclassify any authorized shares of the Corporation into any such shares, or authorize, create or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (B) amend, alter or repeal the provisions of the Articles of Incorporation of the Corporation including this Part B, whether by merger, consolidation, share exchange, division or otherwise, so as to adversely affect any preference, limitation or special right of the Auction Preferred; provided, however, that the authorization, creation, issuance or increase in the
- --------  -------
authorized amount of the Common Stock, Auction Preferred of additional series or any shares of the Corporation of any class ranking, as to dividends and upon the liquidation, dissolution or winding up of the Corporation, on a parity with or junior to the Auction Preferred shall not be deemed to adversely affect such preferences, limitations or special rights; and provided further that upon any
                                                -------- -------
merger, consolidation, share exchange or division of the Corporation (or any successor corporation) with or into another corporation, the Auction Preferred that may be outstanding from time to time may be junior to any preferred shares of such other corporation as to dividends and upon the liquidation, dissolution or winding up of the surviving corporation, provided that on or prior to the
                                            --------
date of effectiveness of such merger or consolidation, the Corporation shall have given Moody's and S&P written notice of such merger or consolidation and Moody's and S&P shall have confirmed in writing that the transaction will not adversely affect the then-existing rating for the Auction Preferred.

        (ii) If either Moody's or S&P shall change its rating categories for preferred stock, then the determination of whether the requirements of the final proviso in the preceding paragraph have been satisfied shall be made based upon the substantially equivalent new rating categories for preferred stock of such rating agency. If either Moody's or S&P, or both, shall not make a rating available for the shares of Auction Preferred necessary to make such a determination or neither Moody's nor S&P shall make such a rating available, such determination will be made based upon the substantial equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, based upon such available rating. If an alternative nationally recognized securities rating agency or agencies is not available, then for the purposes of such determination, the rating for the shares of Auction Preferred shall be deemed to be the highest relevant rating last published by Moody's, S&P or any such Substitute Rating Agency.

        6.  Redemption of the Auction Preferred.  (a) Optional Redemption.  At
            -----------------------------------       -------------------
the option of the Corporation, the Units of each Series of Auction Preferred may be redeemed (an "Optional Redemption"), as a whole or from time to time in part, out of funds legally available therefor under 15 Pa.C.S. (S) 1551 or any corresponding superseding provision of law, on the Business Day immediately preceding any Dividend Payment Date for the shares of such Series of Auction Preferred, upon at least 10 but not more than 45 days' notice pursuant to a Notice of Redemption, at a redemption price per share equal to the sum of $1,000 plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the date that the Corporation pays the full amount payable upon redemption of such Units; provided that such Redemption Date shall be the Dividend Payment Date for such Units if the payment on the Business Day immediately preceding such date would reduce the holding period for such Units since the Auction Date preceding such payment below the Minimum Holding Period. In connection with the establishment of a Long Dividend Period, the Corporation may establish, in accordance with Section 3(b)(viii), a redemption price per share of the Series subject to such Long Dividend Period in excess of the price per share referred to in the preceding sentence and may fix a period of time during which the shares of such Series may not be redeemed at the option of the Corporation. Pursuant to such right of Optional Redemption, the Corporation may elect to redeem some or all of the Units of any Series of Auction Preferred without redeeming Units of any other Series.

        (b)  Mandatory Redemption.  The Corporation shall redeem (a "Mandatory
             --------------------
Redemption") all Outstanding Auction Preferred, to the extent of funds legally available therefor under 15 Pa.C.S. (S) 1551 or any corresponding superseding provision of law, if (i) the Articles of Incorporation shall not have been amended to permit the rate and other terms of dividends on the Auction Preferred to be determined in the manner provided in this Part B on or prior to February 3, 1992 (the "Charter Default"); or (ii) RP shall at any time fail to comply with the terms of, or fulfill its obligations under, paragraph 1 or paragraph 2(c) of the Support Agreement (a "Major Support Agreement Default"); or (iii) (A) RP shall at any time fail to comply with the terms of, or fulfill its obligations under, the Support Agreement (except for paragraph 1 or 2(c) thereof) or the Company shall at any time fail to comply with the terms of, or fulfill its obligations under, paragraph 2(d) of the Support Agreement (a "Support Agreement Default"), and (B)
(I) either Moody's or S&P shall have lowered its credit rating then assigned to the shares of Auction Preferred of any Series (and shall not have subsequently increased such rating to such previously assigned rating or higher) and Moody's or S&P, as the case may be, shall have issued a written statement stating that it lowered such rating as a result, in whole or in part, of such Support Agreement Default and (II) such rating shall have been lowered and such statement shall have been issued within 60 calendar days of Moody's and S&P receiving notice of the occurrence of such Support Agreement Default ((I) and (II) together shall be referred to herein as a "Downgrade"). Any such Mandatory Redemption shall be made (x) in the case of a Charter Default, with respect to each Series of Auction Preferred, on the Business Day immediately prior to the initial Dividend Payment Date of such Series, and (y) in the case of a Major Support Agreement Default or Downgrade, within 30 days of such Major Support Agreement Default or Downgrade, as the case may be, and (z) in any case, upon at least 10 days' (except, in the case of a Mandatory Redemption required because of a Charter Default, upon at least 5 days') but not more than 20 days' notice pursuant to a Notice of Redemption, at a redemption price per share equal to the sum of $1,000 and an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the date that the Corporation pays the full amount payable upon redemption of such Units.

        (c) Notwithstanding the foregoing Section 6(a) and 6(b), if any dividends on shares of any Series of Auction Preferred are in arrears, no Units of such Series of Auction Preferred nor any other Series of Auction Preferred shall be redeemed unless all outstanding Units of each Series of Auction Preferred are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire any shares of Auction Preferred; provided, however, that the
                                                   --------  -------
foregoing shall not prevent the purchase or acquisition of shares of each Series of Auction Preferred pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of outstanding shares of each Series of Auction Preferred.

        (d)  Redemption Procedures.  (i)  If any Units of Auction Preferred are
             ---------------------
to be redeemed, the Auction Agent will,
at the direction of the Corporation, cause to be sent, by first-class or air mail, postage prepaid, telex or facsimile, a notice (the "Notice of Redemption") to each Holder and Existing Holder of Auction Preferred to be redeemed. Such Notice of Redemption shall be sent not fewer than 10 (or 5 in the case of a Mandatory Redemption required because of the occurrence of a Charter Default) nor more than 45 days (or 20 days in the case of a Mandatory Redemption) prior to the Redemption Date. Each Notice of Redemption will state (A) the Redemption Date, (B) the redemption price for each Unit of each Series and (C) the number of Units of Auction Preferred and the Series thereof to be redeemed. Each Notice of Redemption shall also be published, concurrently with the delivery thereof, in The Wall Street Journal.
            -----------------------

        (ii) No defect in the Notice of Redemption or in the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. A Notice of Redemption will be deemed given on the day that it is mailed in accordance with the foregoing description.

       (iii) In the case of an Optional Redemption, the Corporation may elect to redeem some or all of the Units of each Series of Auction Preferred. So long as the Securities Depository's nominee is the Holder of Auction Preferred, the Auction Agent will give notice to the Securities Depository, and the Securities Depository will determine the number of Units of each such Series to be redeemed from the account of the Agent Member of each Existing Holder. An Agent Member may determine to redeem Units from some Existing Holders (which may include an Agent Member holding Units for its own account) without redeeming Units from the accounts of other Existing Holders. Any such redemption will be made in accordance with applicable securities laws and rules. If the Securities Depository's nominee is not the holder of all the Auction Preferred of the Series to be redeemed, the particular Units of the Series of Auction Preferred to be redeemed shall be selected by the Corporation or the Auction Agent, as the case may be, by lot or by such other method as such Person shall deem fair and equitable.

        (iv) Upon any Redemption Date (unless the Corporation fails to pay amounts payable on such Redemption Date), all rights of the Holders of Auction Preferred of the Series called for redemption will cease and terminate, except the right of such Holders to receive the amounts payable in respect of such redemption therefor, but without interest, and such Auction Preferred will be deemed no longer outstanding.

        7.  Auction Agent.  The Corporation shall use its best efforts to
            -------------
maintain, pursuant to a written agreement (the "Auction Agreement"), an Auction Agent with respect to the

Series A Auction Preferred, Series B Auction Preferred, Series C Auction Preferred and Series D Auction Preferred to act in accordance with the provisions set forth in this Part B with respect to each such Series.

        8.  Exclusive Remedy.  In the event that dividends are not timely
            ----------------
declared on the shares of Auction Preferred, the exclusive remedy of Holders against the Corporation shall be as set forth in this Part B and in no event shall Holders of such shares have a specifically enforceable right to the declaration of dividends.

        9.  Auction Procedures.  (a)  Certain Definitions.  Capitalized terms
            ------------------        -------------------
not defined in this Section 9 shall have the respective meanings specified in Sections 1 through 8 above of this Part B. As used in this Section 9, the following terms shall have the following meanings, unless the context otherwise requires:

         (i)  "Agent Member" means the member of the Securities Depository that
               ------------
    will act on behalf of an Existing Holder or a Potential Holder and that is identified as such in such Existing Holder's or Potential Holder's Purchaser's Letter.

        (ii)  "Auction Preferred" means the Auction Preferred being auctioned
               -----------------
    pursuant to these Auction Procedures.

       (iii)  "Available Units of Auction Preferred" has the meaning set forth
               ------------------------------------
    in subsection (d)(i) below.

        (iv)  "Bid" has the meaning set forth in subsection (b)(i) below.
               ---

         (v)  "Bidder" has the meaning set forth in subsection (b)(i) below.
               ------

        (vi)  "Broker-Dealer" means any broker-dealer, or other entity permitted
               -------------
    by law to perform the functions required of a Broker-Dealer in these Auction Procedures, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

       (vii)  "Broker-Dealer Agreement" means an agreement between the Auction
               -----------------------
    Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in these Auction Procedures.

      (viii)  "Hold Order" has the meaning set forth in subsection (b)(i) below.
               ----------

        (ix)  "Order" has the meaning set forth in subsection (b)(i) below.
               -----

         (x)  "Potential Holder" means any Person, including any Existing
               ----------------
    Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring Units of Auction Preferred (or, in the case of an Existing Holder, additional Units of Auction Preferred).

        (xi)  "Sell Order" has the meaning set forth in subsection (b)(i) below.
               ----------

       (xii)  "Submission Deadline" means 1:00 p.m., New York City time, on any
               -------------------
    Auction Date or such other time on any Auction Date as may be specified from time to time by the Auction Agent as the time prior to which each Broker-Dealer must submit to the Auction Agent in writing all orders obtained by it for the Auction to be conducted on such Auction Date.

      (xiii)  "Submitted Bid" has the meaning set forth in subsection (c)(i)
               -------------
    below.

       (xiv)  "Submitted Hold Order" has the meaning set forth in subsection
               --------------------
    (c)(i) below.

        (xv)  "Submitted Order" has the meaning set forth in subsection (c)(i)
               ---------------
    below.

       (xvi)  "Submitted Sell Order" has the meaning set forth in subsection
               --------------------
    (c)(i) below.

      (xvii)  "Sufficient Clearing Bids" has the meaning set forth in subsection
               ------------------------
    (d)(i) below.

      (xviii) "Winning Bid Rate" has the meaning set forth in subsection (d)(i)
                ----------------
    below.

         (b)  Orders by Existing Holders and Potential Holders.
              ------------------------------------------------

         (i) Prior to the Submission Deadline on each Auction Date for any Series of Auction Preferred:

         (A) each Existing Holder may submit to a Broker-Dealer information as to:

              (1) the number of Outstanding Units of Auction Preferred, if any, held by such Existing Holder that such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

              (2) the number of Outstanding Units of Auction Preferred, if any, held by such Existing Holder that such Existing Holder desires to sell, provided that the Applicable Rate for the next succeeding Dividend Period is less than the rate per annum specified by such Existing Holder; and/or

              (3) the number of Outstanding Units of Auction Preferred, if any, held by such Existing Holder that such Existing Holder desires to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

         (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained in accordance with the provisions set forth in the Broker-Dealer Agreement for the purpose of conducting a competitive Auction, shall contact both Existing Holders and Potential Holders, including Existing Holders with respect to an offer by any such Existing Holder to purchase additional Units of Auction Preferred, on such list to notify such Existing Holders and Potential Holders as to the length of the next Dividend Period and (1) with respect to any Short Dividend Period or Long Dividend Period, the Dividend Payment Date(s) and (2) with respect to any Long Dividend Period, any dates before which Units of Auction Preferred may not be redeemed and any redemption premium applicable in an Optional Redemption and the number of Auction Preferred of such Series comprising a Unit (if less than 100) and to determine the number of Outstanding Units of Auction Preferred, if any, with respect to which each such Existing Holder and each such Potential Holder desires to submit offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

        For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this subsection (b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this subsection
(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this subsection (b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this subsection (b)(i) is hereinafter referred to as a "Sell Order."

        (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

              (1) the number of Outstanding Units of Auction Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

              (2) such number or a lesser number of Outstanding Units of Auction Preferred to be determined as set forth in subsections (e)(i)(D) and
         (e)(iii) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

              (3) a lesser number of Outstanding Units of Auction Preferred to be determined as set forth in subsections (e)(ii)(C) and (e)(iii) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

         (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

              (1) the number of Outstanding Units of Auction Preferred specified in such Sell Order; or

              (2) such number or a lesser number of Outstanding Units of Auction Preferred to be determined as set forth in subsections (e)(i)(C) and
         (e)(iii) if Sufficient Clearing Bids do not exist.

         (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

              (1) the number of Outstanding Units of Auction Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

              (2) such number or a lesser number of Outstanding Units of Auction Preferred to be determined as set forth in subsections (e)(i)(E) and
         (e)(iv) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

         (c)  Submission of Orders by Broker-Dealers to Auction Agent.
              -------------------------------------------------------

         (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date for any Series of Auction Preferred all Orders obtained by such Broker-Dealer, specifying with respect to each Order:

         (A)  the name of the Bidder placing such Order;

         (B) the aggregate number of Outstanding Units of Auction Preferred that are the subject of such order;

         (C)  to the extent that such Bidder is an Existing Holder:

                   (1) the number of Outstanding Units of Auction Preferred, if any, subject to any Hold Order placed by such Existing Holder;

                   (2) the number of Outstanding Units of Auction Preferred, if any, subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                   (3) the number of Outstanding Units of Auction Preferred, if any, subject to any Sell Order placed by such Existing Holder; and

         (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

              (Each "Hold Order," "Bid" or "Sell Order" as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order.")

        (ii) If any rate per annum specified in any Submitted Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

       (iii) If one or more Orders covering in the aggregate all of the Outstanding Units of Auction Preferred held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact such Existing

    Holder or to submit such Existing Holder's Order or Orders), such Existing Holder shall be deemed to have submitted a Hold Order covering the number of Outstanding Units of Auction Preferred held by such Existing Holder that are not subject to Orders submitted to the Auction Agent.

        (iv) A Submitted Order or Submitted Orders of an Existing Holder that cover in the aggregate more than the number of Outstanding Units of Auction Preferred held by such Existing Holder will be considered valid in the following order of priority:

         (A) any Submitted Hold Order of such Existing Holder will be considered valid up to and including the number of Outstanding Units of Auction Preferred held by such Existing Holder, provided that, if there is more than one such Submitted Hold Order and the aggregate number of Auction Preferred subject to such Submitted Hold Orders exceeds the number of Outstanding Units of Auction Preferred held by such Existing Holder, the number of Units of Auction Preferred subject to each of such Submitted Hold Orders will be reduced pro rata so that such Submitted Hold Orders in the aggregate will cover exactly the number of Outstanding Units of Auction Preferred held by such Existing Holder;

         (B) any Submitted Bids of such Existing Holder will be considered valid (in the ascending order of their respective rates per annum if there is more than one Submitted Bid of such Existing Holder) for the number of Outstanding Units of Auction Preferred held by such Existing Holder equal to the difference between (i) the number of Outstanding Units of Auction Preferred held by such Existing Holder and (ii) the number of Outstanding Units of Auction Preferred subject to any Submitted Hold Order of such Existing Holder referred to in clause (iv)(A) above (and, if more than one Submitted Bid of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of Units of Auction Preferred that can be the subject of valid Submitted Bids of such Existing Holder after application of clause (iv)(A) above and of the foregoing portion of this clause
              (iv)(B) to any Submitted Bid or Submitted Bids of such Existing Holder specifying a lower rate or rates per annum, the number of Units of Auction Preferred subject to each of such Submitted Bids specifying the same rate per annum will be reduced pro rata so that such Submitted Bids, in the aggregate, cover exactly such remaining number of Outstanding Units of Auction Preferred of such Existing Holder); and

         (C) any Submitted Sell Order of an Existing Holder will be considered valid up to and including the excess of the number of Outstanding Units of Auction Preferred held by such Existing Holder over the sum of (a) the number of Units of Auction Preferred subject to Submitted Hold Orders by such Existing Holder referred to in clause (iv)(A) above and (b) the number of Units of Auction Preferred subject to valid Submitted Bids by such Existing Holder referred to in clause (iv)(B) above; provided that, if there is
                                                   --------
              more than one Submitted Sell Order of such Existing Holder and the number of Units of Auction Preferred subject to such Submitted Sell orders is greater than such excess, the number of Units of Auction Preferred subject to each of such Submitted Sell Orders will be reduced pro rata so that such Submitted Sell Orders, in the aggregate, will cover exactly the number of Units of Auction Preferred equal to such excess.

The number of Outstanding Units of Auction Preferred, if any, subject to Submitted Bids of such Existing Holder not valid under clause (iv)(B) above shall be treated as the subject of a Submitted Bid by a Potential Holder at the rate per annum specified in such Submitted Bids.

         (v) If there is more than one Submitted Bid by any Potential Holder in any Auction, each such Submitted Bid shall be considered a separate Submitted Bid with respect to the rate per annum and number of Units of Auction Preferred specified therein.

         (d)  Determination of Sufficient Clearing Bids, Winning Bid Rate and
              ---------------------------------------------------------------
Applicable Rate.
- ---------------

         (i) Not earlier than the Submission Deadline on each Auction Date for any Series of Auction Preferred, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers and shall determine:

         (A) the excess of the total number of Outstanding Units of Auction Preferred over the number of Units of Auction Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Units of Auction Preferred");

         (B) from the Submitted Orders, whether the number of Outstanding Units of Auction Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

              (1) the number of Outstanding Units of Auction Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

              (2) the number of Outstanding Units of Auction Preferred that are subject to Submitted Sell Orders.

              (if such excess or such equality exists (other than because the number of Outstanding Units of Auction Preferred in clauses (1) and (2) above are each zero because all of the Outstanding Units of Auction Preferred are the subject of Submitted Hold Orders), there shall exist "Sufficient Clearing Bids" and such Submitted Bids by Potential Holders shall be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

         (C) if Sufficient Clearing Bids exist, the winning bid rate (the "Winning Bid Rate"), which shall be the lowest rate per annum specified in the Submitted Bids that if:

              (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were accepted, thus entitling such Existing Holders to continue to hold the Units of Auction Preferred that are the subject of such Submitted Bids, and

              (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling such Potential Holders to purchase the Units of Auction Preferred that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (C)(1) continuing to hold an aggregate number of Outstanding Units of Auction Preferred that, when added to the number of Outstanding Units of Auction Preferred to be purchased by such Potential Holders described in subclause (C)(2), would equal or exceed the number of Available Units of Auction Preferred.

        (ii) In connection with any Auction and promptly after the Auction Agent has made the determinations pursuant to subsection (d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

         (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

         (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Units of Auction Preferred are the subject of Submitted Hold Orders), that the next succeeding Dividend Period will be a Standard Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate for a Standard Dividend Period determined on the Business Day immediately preceding such Auction; or

         (C) if all of the Outstanding Units of Auction Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the Applicable "AA" Composite Commercial Paper Rate, in the case of Auction Preferred with a Standard Dividend Period or a Short Dividend Period of 183 days or less, 59% of the Applicable Treasury Bill Rate in the case of Auction Preferred with a Short Dividend Period of 184 to 364 days, or 59% of the Applicable Treasury Note Rate, in the case of Auction Preferred with a Long Dividend Period, in effect on the Auction Date.

        (e)  Acceptance and Rejection of Submitted Bids and Submitted Sell
             -------------------------------------------------------------
Orders and Allocation of Auction Preferred.  Based on the determinations made
- ------------------------------------------
pursuant to subsection (d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

         (i) If Sufficient Clearing Bids have been made, subject to the provisions of subsections (e)(iii) and (e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

         (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units of Auction Preferred that are the subject of such Submitted Sell order or Submitted Bid;

         (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units of Auction Preferred that are the subject of such Submitted Bid;

         (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

         (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units of Auction Preferred that are the subject of such Submitted Bid, unless the number of Outstanding Units of Auction Preferred subject to all such Submitted Bids shall be greater than the number of Outstanding Units of Auction Preferred ("Remaining Units of Auction Preferred") equal to the excess of the Available Units of Auction Preferred over the number of Outstanding Units of Auction Preferred subject to Submitted Bids described in subsections (e)(i)(B) and (e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Outstanding Units of Auction Preferred, but only in an amount equal to the difference between (1) the number of Outstanding Units of Auction Preferred then held by such Existing Holder subject to such Submitted Bid and (2) the number of Units of Auction Preferred obtained by multiplying (x) the number of Remaining Units of Auction Preferred by (y) a fraction, the numerator of which shall be the number of Outstanding Units of Auction Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Units of Auction Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

         (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding Units of Auction Preferred obtained by multiplying (x) the difference between the Available Units of Auction Preferred and the number of Outstanding Units of Auction Preferred subject to Submitted Bids described in subsections (e)(i)(B), (e)(i)(C) and
              (e)(i)(D) by (y) a fraction, the numerator of which shall be the number of Outstanding Units of Auction Preferred subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Units of Auction Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

        (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Units of Auction Preferred are subject to Submitted Hold Orders), subject to the provisions of subsection (e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids of Potential Holders shall be rejected:

         (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units of Auction Preferred that are the subject of such Submitted Bid;

         (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Units of Auction

              Preferred that are the subject of such Submitted Bid; and

         (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units of Auction Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Units of Auction Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Units of Auction Preferred obtained by multiplying (x) the difference between the Available Units of Auction Preferred and the aggregate number of Outstanding Units of Auction Preferred subject to Submitted Bids described in subsections (e)(ii)(A) and
              (e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of Outstanding Units of Auction Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding Units of Auction Preferred subject to all such Submitted Bids and Submitted Sell Orders.

       (iii) If, as a result of the procedures described in subsection (e)(i) or (e)(ii), any Existing Holder would be entitled or required to sell or any Potential Holder would be entitled or required to purchase, a fraction of a Unit of Auction Preferred on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of Units of Auction Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that only whole Units of Auction Preferred will be entitled or required to be sold or purchased.

        (iv) If, as a result of the procedures described in subsection (e)(i), any Potential Holder would be entitled or required to purchase less than a whole Unit of Auction Preferred on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Units of Auction Preferred for purchase among Potential Holders so that only whole Units of Auction Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Units of Auction Preferred on such Auction Date.

         (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding Units of Auction Preferred to be purchased and the aggregate number of Outstanding Units of Auction Preferred to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding Units of Auction Preferred to be purchased and such aggregate number of Outstanding Units of Auction Preferred to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Units of Auction Preferred.

        (f)   Miscellaneous.  The Board of Directors may designate, in
              -------------
accordance with the terms of Section 3(b)(viii), that the Auction Preferred may be sold in Units of less than 100 shares. An Existing Holder (A) may sell, transfer or otherwise dispose of Units of Auction Preferred only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 9 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to a Broker-Dealer, provided that in the case of all
                                            --------
transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and
(B) unless otherwise required by law, shall have the beneficial ownership of the Units of Auction Preferred held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn shall maintain records of such Existing Holder's beneficial ownership. The Corporation and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds Units of Auction Preferred for its own account, it must submit a Sell Order in the next Auction with respect to such Units of Auction Preferred. All of the Outstanding Units of Auction Preferred of each Series shall be represented by a single certificate for each Series registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, Units of Auction Preferred shall be registered in the Stock Books in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive a certificate therefor and be required to deliver a certificate therefor upon transfer or exchange thereof.

        10.  Additional Terms.  (a)  The amendment of the Articles of
             ----------------
Incorporation to permit the rate and other terms of dividends on the Auction Preferred to be determined in the manner provided in this Part B shall not be deemed to be an adverse change in the preferences, limitations or special rights of the Auction Preferred or any Series thereof within the meaning of any provision of law.

        (b) The Board of Directors may interpret the provisions of this Part B to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Auction Preferred.

        (c) The headings of the various subdivisions of this Part B are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


                         DIVISION TWO -- COMMON SHARES

        1.  Dividends.  The holders of Common Shares shall be entitled to
            ---------
receive such dividends as may be declared by the Board of Directors.

        2.  Liquidation of the Corporation.  In the event of voluntary or
            ------------------------------
involuntary liquidation of the Corporation, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders after all amounts to which the holders of Preferred Shares are entitled have been paid or set aside in cash for payment.

        3.  Voting Rights.  Each holder of record of Common Shares shall have
            -------------
the right to one vote for each Common Share standing in his name on the books of the Corporation. No holder of Common Shares shall have cumulative voting rights.

        SIXTH:  Section 1.  Personal Liability of Directors.  A director of the
                            -------------------------------
Corporation shall not be personally liable as such for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Articles, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        Section 2.  Personal Liability of Officers.  An officer of the
                    ------------------------------
Corporation shall not be personally liable as such to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Articles, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        Section 3.  Interpretation of Article.  The provisions of Sections 1 and
                    -------------------------
2 of this Article Sixth shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or Federal law. The provisions of this Article Sixth shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while this article is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the Corporation, as such, or rights of indemnification by the Corporation to which a director or officer of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, By-law, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as a director or officer of the Corporation while this Article Sixth is in effect shall be deemed to be doing so in reliance on the provisions of this Article. No amendment to or repeal of this Article Sixth, nor the adoption of any provision of these Articles inconsistent with this Article Sixth, shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Article Sixth, the party or parties challenging the right of a director or officer to the benefits of this Article Sixth shall have the burden of proof.

        SEVENTH: Subchapter 25E (relating to control transactions) of the Pennsylvania Business Corporation Law of 1988, or any corresponding provisions of succeeding law, shall not be applicable to the Corporation.

        EIGHTH: If and to the extent provided by the express terms of any series of the Preferred Shares, the Board of Directors may, without the consent of the holders of the outstanding shares of such series or of the holders of any other shares of the Corporation (unless otherwise provided in the express terms of any such other shares), interpret the provisions of such series to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not adversely affect the rights of the existing holders of such series.